Exhibit 5.1

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

March 17, 2010

Echo Global Logistics, Inc.

600 West Chicago Avenue

Suite 725

Chicago, Illinois 60654

Re:          Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Echo Global Logistics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the registration of (i) 73,350 shares (the “2008 Plan Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the grant of certain restricted stock and other awards or upon the exercise of certain stock options (collectively, the “2008 Plan Awards”) that may be granted after the date hereof pursuant to the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) and (ii) 2,102,900 shares (together with the 2008 Plan Shares, the “Shares”) of Common Stock issuable upon the exercise of outstanding stock options (these outstanding plan awards and the 2008 Plan Awards are referred to individually as a “Plan Award”) previously awarded under the 2008 Plan and the Echo Global Logistics LLC 2005 Stock Option Plan (the “2005 Plan”), which, pursuant to the terms of the 2008 Plan, was merged into the 2008 Plan; the awards previously made under the 2005 Plan are governed by and subject to the terms of the 2008 Plan.

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement, as filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act;

(ii) the second amended and restated certificate of incorporation of the Company, as currently in effect;

(iii) the amended and restated by-laws of the Company, as currently in effect;

(iv) the 2008 Plan;

(v) resolutions adopted by the board of directors of the Company and committees thereof relating to, among other things, the reservation and authorization for issuance of the Common Stock covered by the Registration Statement pursuant to the terms of the 2008 Plan, the filing of the Registration Statement and the approval of the 2008 Plan, which included the merger of the 2005 Plan into the 2008 Plan; and

(vi) an executed written consent of the stockholders of the Company relating to the approval of the 2008 Plan.

We have also examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, has approved or will have approved the grant of each Plan Award prior to the grant thereof.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the requisite corporate action on behalf of the Company and, when issued, paid for and delivered pursuant to the terms and in the manner set forth in the 2008 Plan and any applicable award documentation, including, if applicable, the payment of the specified exercise price therefor, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based upon and limited to the General Corporation Law of the State of Delaware, as amended (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).  We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP